UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)
New York	1-7657	13-4922250
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

200 Vesey Street, World Financial Center
New York, New York		10285
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 18, 2009, we issued U.S.$ 1,250,000,000 aggregate principal amount of our 7.25% Notes due May 20, 2014 (the “2014 Notes”) and U.S.$ 1,750,000,000 aggregate principal amount of our 8.125% Notes due May 20, 2019 (the “2019 Notes” and, together with the 2014 Notes, the “Securities”) pursuant to a Prospectus Supplement dated May 13, 2009 to the Prospectus dated October 16, 2006, filed as part of our Registration Statement on Form S-3 (Registration No. 333-138032) filed with the Securities and Exchange Commission on October 16, 2006. We sold the Securities pursuant to a Terms Agreement (the “Terms Agreement”) among us, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and UBS Securities LLC as representatives of the underwriters named in Schedule I to the Terms Agreement. The Securities were sold to the underwriters at 99.492% and 99.225% of the aggregate principal amount of the 2014 and 2019 Notes, respectively. The Securities were issued under the Senior Debt Indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon, as trustee (successor in interest to The Bank of New York).

The preceding is a summary of the terms of the Terms Agreement and the Securities, and is qualified in its entirety by reference to the Terms Agreement attached as Exhibit 1.0 and the Forms of Global Notes attached as Exhibit 4.1 and Exhibit 4.2, and each is incorporated herein by reference as though it were fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1.0	Terms Agreement among the Registrant, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and UBS Securities LLC dated May 13, 2009

4.1	Form of Global Note for $1,250,000,000 principal amount of 7.25% Notes due May 20, 2014

4.2	Form of Global Note for $1,750,000,000 principal amount of 8.125% Notes due May 20, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By: /s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

DATE: May 19, 2009